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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
Press Contact:	Arthur Coppola, Chairman and Chief Executive Officer
or
Thomas E. O'Hern, Senior Executive Vice President and Chief Financial Officer
(310) 394-6000

MACERICH ANNOUNCES QUARTERLY RESULTS AND NEW $1.5 BILLION LINE OF CREDIT

        Santa Monica, CA (5/05/11)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended March 31, 2011 which included total funds from operations ("FFO") diluted of $73.7 million or $.52 per share-diluted, compared to $.66 per share-diluted for the quarter ended March 31, 2010. Net income available to common stockholders for the quarter ended March 31, 2011 was $34,000 or $.00 per share-diluted compared to net loss available to common stockholders of $6.4 million or $.08 per share-diluted for the quarter ended March 31, 2010. Negatively impacting net income and FFO during the quarter ended March 31, 2011 was a $9.1 million, or $.064 per share prepayment penalty on the early debt extinguishment of the 9.1% participating loan on Chesterfield Towne Center. The Company's definition of FFO is in accordance with the definition provided by the National Association of Real Estate Investment Trusts ("NAREIT"). A reconciliation of net income or loss to FFO and net income or loss per common share-diluted ("EPS") to FFO per share-diluted is included in the financial tables accompanying this press release.

Recent Highlights

  •
  Mall occupancy increased to 92.5% at March 31, 2011, up from 91.1% at March 31, 2010.

  •
  Annual mall tenant sales per square foot were $449 per foot, a 7.9% increase compared to the twelve months ended March 31, 2010.

  •
  The Company closed three acquisitions during the quarter.

  •
  The Company entered into a new $1.5 billion line of credit at a current rate of LIBOR + 2.00%.

        Commenting on results, Arthur Coppola chairman and chief executive officer of Macerich stated, "We are optimistic about our operating performance and continue to see strong operating results, with occupancies up significantly, good leasing activity and a continued trend of solid retail sales growth".

Acquisition Activity

        Kierland Commons—On February 24, 2011, Macerich along with its joint venture partner bought an additional 51% interest in Kierland Commons from Dallas-based Woodbine Development Corporation and the Herberger Interests of Phoenix/Scottsdale. This transaction effectively increased Macerich's ownership interest in Kierland Commons from 24.5% up to 50% and the Company's pro rata share of the purchase price included $34.2 million of cash, in addition to assuming debt of $18.6 million.

        Kierland Commons, which opened in 2000, is a 38 acre mixed-use retail anchored development that produces annual shop tenant sales of $625 per square foot. Occupancy for the project's 316,000 square feet of retail space is 98%.

        Atlas Park—On January 28, 2011, Macerich and an affiliate of private investment firm Walton Street Capital, LLC submitted the successful bid at a foreclosure auction of The Shops at Atlas Park.

The acquisition was completed on February 28, 2011. The 50/50 joint venture acquired ownership of the property at auction for $53.75 million. Macerich will manage and lease the property.

        The Shops at Atlas Park is an approximately 400,000 square-foot mixed-used neighborhood center that opened in 2006 in Queens, New York. The Shops at Atlas Park includes approximately 216,000 square feet of inline retail space, 142,000 square feet of major and anchor retail space, and approximately 41,000 square feet of office space. Tenants include Regal Cinemas, California Pizza Kitchen, Chico's, Coldwater Creek, Gymboree, J. Jill and Joseph A. Bank.

        Desert Sky Mall—On February 28, 2011, Macerich purchased the remaining 50% ownership interest in Desert Sky Mall, increasing its ownership of the asset to 100%. The total purchase price was $27.6 million which included the assumption of a pro rata share of the property debt. Concurrent with the purchase of the partnership interest, the $51.5 million loan on the property was paid off.

        Desert Sky Mall is a 900,000 square-foot, classic indoor shopping center located in West Phoenix that features a unique merchandise mix geared toward Hispanic consumers. Key retailers include La Curacao, a Latin-focused department store, and Cinema Latino, a multi-screen theater complex, plus Sears, Dillard's and Burlington Coat Factory.

Financing Activity

        On February 1, 2011, the Company successfully completed the early extinguishment of the $50.3 million loan on Chesterfield Towne Center. The loan had an interest rate of 9.1% with a maturity date of January 1, 2024. The prepayment cost associated with that early extinguishment of debt, including the participation feature, was $9.1 million and was reflected as a charge to net income and FFO during the quarter.

        The Company has also obtained a commitment for a $200 million loan on Los Cerritos Center. The loan will have a fixed interest rate of 4.46% and has a term of seven years and is expected to close in early June.

        On May 2, 2011, the Company closed on a new $1.5 billion unsecured line of credit facility. Based on the Company's current leverage level, the facility has an interest rate of LIBOR + 2.00%. The line of credit has a four year term, extendable to five years, and can be expanded up to a total facility of $2.0 billion.

Dividend

        On April 28, 2011, the Board of Directors of the Company declared a quarterly cash dividend of $.50 per share of common stock. The dividend is payable on June 8, 2011 to stockholders of record at the close of business on May 10, 2011.

Earnings Guidance

        Management is reconfirming its previously issued FFO guidance range of $2.78 to $2.94.

        A reconciliation of FFO to EPS follows:

Estimated range for FFO per share:	$2.78 to $2.94
Less: real estate depreciation and amortization	$2.40 - $2.40

Estimated EPS range:	$ .38 to $ .54

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. Macerich owns approximately 72 million square feet of gross leaseable area consisting primarily of interests in 70 regional malls. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins today, May 5, 2011 at 10:30 AM Pacific Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2010, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended March 31,		For the Three Months Ended March 31,		For the Three Months Ended March 31,
	Unaudited				Unaudited
	2011	2010	2011	2010	2011	2010
Minimum rents	$109,521	$101,976	—	$4	$109,521	$101,980
Percentage rents	2,954	2,987	—	—	2,954	2,987
Tenant recoveries	61,672	61,009	—	—	61,672	61,009
Management Companies' revenues	10,584	10,221	—	—	10,584	10,221
Other income	6,338	5,917	—	—	6,338	5,917

Total revenues	191,069	182,110	0	4	191,069	182,114

Shopping center and operating expenses	62,775	60,930	—	(109)	62,775	60,821
Management Companies' operating expenses	25,855	22,187	—	—	25,855	22,187
Income tax benefit	(2,478)	(1,215)	—	—	(2,478)	(1,215)
Depreciation and amortization	64,626	59,215	—	—	64,626	59,215
REIT general and administrative expenses	7,644	7,518	—	—	7,644	7,518
Interest expense	51,997	55,411	—	—	51,997	55,411
Loss on early extinguishment of debt	(9,101)	—	—	—	(9,101)	—
Loss on sale or write down of assets, net	(437)	—	—	—	(437)	—
Co-venture interests(b)	(1,296)	(1,384)	—	—	(1,296)	(1,384)
Equity in income of unconsolidated joint ventures	30,275	16,459	—	—	30,275	16,459
Income (loss) from continuing operations	91	(6,861)	0	113	91	(6,748)
Discontinued operations:
Loss on sale or write down of assets	—	—	—	—	—	—
(Loss) income from discontinued operations	—	—	—	(113)	—	(113)
Total loss from discontinued operations	—	—	—	(113)	—	(113)
Net income (loss)	91	(6,861)	—	—	91	(6,861)
Less net income (loss) attributable to noncontrolling interests	57	(504)	—	—	57	(504)

Net income (loss) available to common stockholders	$34	$(6,357)	$0	$0	$34	$(6,357)

Average number of shares outstanding—basic	130,574	96,951			130,574	96,951

Average shares outstanding, assuming full conversion of OP Units(c)	142,477	109,118			142,477	109,118

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	142,477	109,118			142,477	109,118

Per share income (loss)—diluted before discontinued operations	—	—			$0.00	$(0.08)

Net income (loss) per share-basic	$0.00	$(0.08)			$0.00	$(0.08)

Net income (loss) per share—diluted(c)	$0.00	$(0.08)			$0.00	$(0.08)

Dividend declared per share	$0.50	$0.60			$0.50	$0.60

FFO—basic(c)(d)	$73,681	$71,597			$73,681	$71,597

FFO—diluted(c)(d)	$73,681	$71,597			$73,681	$71,597

FFO per share—basic(c)(d)	$0.52	$0.66			$0.52	$0.66

FFO per share—diluted(c)(d)	$0.52	$0.66			$0.52	$0.66

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The Company has classified the results of operations on any dispositions as discontinued operations for the three months ended March 31, 2010.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating the FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. FFO on a diluted basis is one of the measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

  Gains or losses on sales of undepreciated assets and the impact of amortization of above/below market leases have been included in FFO. The inclusion of gains on sales of undepreciated assets increased FFO for the three months ended March 31, 2011 and 2010 by $0.6 million and $0.0 million, respectively, or by $0.00 per share and $0.00 per share, respectively. Additionally, amortization of above/below market leases increased FFO for the three months ended March 31, 2011 and 2010 by $2.9 million and $2.9 million, respectively, or by $0.02 per share and $0.03 per share, respectively.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Pro rata share of unconsolidated joint ventures:

	For the Three Months Ended March 31,
	Unaudited
	2011	2010
Revenues:
Minimum rents	$74,901	$74,051
Percentage rents	2,215	1,896
Tenant recoveries	36,352	37,314
Other	5,219	4,183

Total revenues	118,687	117,444

Expenses:
Shopping center and operating expenses	41,954	41,816
Interest expense	30,583	31,092
Depreciation and amortization	28,525	27,455

Total operating expenses	101,062	100,363

Gain (loss) on sale, remeasurement or write down of assets, net	12,550	(62)
Loss on early extinguishment of debt	—	(689)
Equity in income of joint ventures	100	129

Net income	$30,275	$16,459

Reconciliation of Net income (loss) to FFO(d):

	For the Three Months Ended March 31,
	Unaudited
	2011	2010
Net income (loss)—available to common stockholders	$34	$(6,357)
Adjustments to reconcile net income (loss) to FFO—basic
Noncontrolling interests in OP	3	(798)
Loss on sale or write down of consolidated assets, net	437	—
plus gain on undepreciated asset sales—consolidated assets	542	—
(Gain) loss on sale, remeasurement or write-down of assets from unconsolidated entities (pro rata), net	(12,550)	62
plus gain (loss) on undepreciated asset sales—unconsolidated entities (pro rata share)	40	(31)
less write down of assets—unconsolidated entities (pro rata share)	—	(32)
Depreciation and amortization on consolidated assets	64,626	59,215
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(4,494)	(5,093)
Depreciation and amortization on joint ventures (pro rata)	28,525	27,455
Less: depreciation on personal property	(3,482)	(2,824)

Total FFO—basic	73,681	71,597
Additional adjustment to arrive at FFO—diluted:
Preferred units—dividends	—	—

Total FFO—diluted	$73,681	$71,597

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO per diluted share:

	For the Three Months Ended March 31,
	Unaudited
	2011	2010
Earnings per share—diluted	$0.00	$(0.08)
Per share impact of depreciation and amortization of real estate	0.60	0.74
Per share impact of loss (gain) on sale, remeasurement or write-down of assets	(0.08)	0.00

FFO per share—diluted	$0.52	$0.66

Reconciliation of Net income (loss) to EBITDA:

	For the Three Months Ended March 31,
	Unaudited
	2011	2010
Net income (loss)—available to common stockholders	$34	$(6,357)
Interest expense—consolidated assets	51,997	55,411
Interest expense—unconsolidated entities (pro rata)	30,583	31,092
Depreciation and amortization—consolidated assets	64,626	59,215
Depreciation and amortization—unconsolidated entities (pro rata)	28,525	27,455
Noncontrolling interests in OP	3	(798)
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(7,479)	(7,999)
Loss on early extinguishment of debt—consolidated entities	9,101	—
Loss on early extinguishment of debt—unconsolidated entities (pro rata)	—	689
Loss on sale or write down of assets—consolidated assets	437	—
(Gain) loss on sale, remeasurement or write down of assets—unconsolidated entities (pro rata)	(12,550)	62
Income tax benefit	(2,478)	(1,215)
Distributions on preferred units	207	208

EBITDA(e)	$163,006	$157,763

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended March 31,
	Unaudited
	2011	2010
EBITDA(e)	$163,006	$157,763
Add: REIT general and administrative expenses	7,644	7,518
Management Companies' revenues	(10,584)	(10,221)
Management Companies' operating expenses	25,855	22,187
Lease termination income, straight-line and above/below market adjustments to minimum rents of comparable centers	(3,037)	(3,447)
EBITDA of non-comparable centers	(15,410)	(10,471)

Same Centers—NOI(f)	$167,474	$163,329

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on sale, remeasurement or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of lease termination income, staraight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1